UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Employment Agreement (the “Amendment”), with its Chief Executive Officer, Mark L. Baum (“Mr. Baum”), which amended that certain Amended and Restated Employment Agreement (the “Employment Agreement”), dated May 2, 2013, by and between Mr. Baum and the Company. Pursuant to the Amendment, Mr. Baum’s eligibility for certain discretionary performance related stock option grants set forth in Section 3(f) of the Employment Agreement was terminated.

On July 31, 2015 (the “Grant Date”), pursuant to Section 3(f) of the Employment Agreement, the Company granted Mr. Baum an option (“Option”) to purchase 600,000 shares of common stock (“Shares”) of the Company at an exercise price of $7.87 per share under the Company’s Amended and Restated 2007 Incentive Stock and Awards Plan, as amended, pursuant to the Company’s form of Nonqualified Stock Option Agreement. 200,000 of the Shares subject to the Option shall vest if, at any time during the five (5) years following the Grant Date, the average of the official closing price per share of the Company’s common stock during the preceding five (5) days is equal to or greater than $9.00 (the “First Price Condition”). 100,000 of the Shares subject to the Option shall vest if, at any time during the five (5) years following the Grant Date, the average of the official closing price per share of the Company’s common stock during the preceding five (5) days is equal to or greater than $10.00 (the “Second Price Condition”). 100,000 of the Shares subject to the Option shall vest if, at any time during the five (5) years following the Grant Date, the average of the official closing price per share of the Company’s common stock during the preceding five (5) days is equal to or greater than $12.00 (the “Third Price Condition”). 100,000 of the Shares subject to the Option shall vest if, at any time during the five (5) years following the Grant Date, the average of the official closing price per share of the Company’s common stock during the preceding five (5) days is equal to or greater than $14.00 (the “Fourth Price Condition”). 100,000 of the Shares subject to the Option shall vest if, at any time during the five (5) years following the Grant Date, the average of the official closing price per share of the Company’s common stock during the preceding five (5) days is equal to or greater than $15.00 (the “Fifth Price Condition” and each of the First Price Condition, the Second Price Condition, the Third Price Condition and the Fourth Price Condition, a “Price Condition”). Upon satisfaction of a Price Condition within one year of the date Mr. Baum is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Baum resigns for Good Reason (as defined in the Employment Agreement), Mr. Baum shall be entitled to receive the applicable portion of the Option. If termination of Mr. Baum’s employment occurs by reason of death, Disability (as defined in the Employment Agreement) or any reason other than by the Company without Cause or by Mr. Baum for Good Reason prior to the vesting in full of the Option, any unexercised portion of the Option which has not vested on such date of termination of employment will be automatically terminated. Mr. Baum will have 90 days from the date of termination of employment or until the Grant Expiration Date (as defined below), whichever is shorter, to exercise any portion of the Option that is vested and exercisable on the date of termination; provide that if the termination was for Cause, the Option shall be immediately cancelled. The Option terminates on the fifth anniversary of the Grant Date (“Grant Expiration Date”).

On July 31, 2015, the Company entered into a Retention Bonus Letter Agreement with Mr. Baum, pursuant to which the Company agrees to pay Mr. Baum 1.5% of the Fair Market Value (as defined in the Retention Bonus Letter Agreement) of the Change in Control Consideration (as defined in the Retention Bonus Letter Agreement) paid by a buyer to acquire the Company (“Retention Bonus”) in a transaction constituting a Change in Control (as defined in the Retention Bonus Letter Agreement), subject to Mr. Baum’s continued employment with the Company. The Company’s obligation to pay such Retention Bonus is subject and subordinated to the Company’s senior debt and terminates on May 2, 2016.

Item 8.01 Other Events

On July 31, 2015, the Company completed the acquisition (“Acquisition”) of all of the outstanding capital stock of JT Pharmacy, Inc. D/B/A Central Allen Pharmacy (“CAP”) from its owners, Jonathan Nguyen and Julie Trinh (the “Sellers”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated July 10, 2015, by and among the Company and the Sellers. CAP is a compounding and retail pharmacy located in Allen, Texas and licensed to conduct pharmacy operations in the state of Texas.

On July 31, 2015 (the “Closing Date”), the Company paid to the Sellers an aggregate of (i) three-hundred sixty thousand dollars ($360,000) and (ii) sixty thousand dollars ($60,000) in cash equal to the value of the verified inventory, owned by CAP as of the Closing Date.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains certain forward-looking statements regarding the proposed transaction between the Company and the Sellers. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the expected benefits of the transaction; and general regulatory developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, which identify and address other important factors that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K and in the Company’s other filings. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: August 5, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Amended and Restated Employment Agreement, dated July 31, 2015, by and between the Company and Mark L. Baum.

10.2	Nonqualified Stock Option Agreement, dated July 31, 2015, by and between the Company and Mark L. Baum.

10.3	Retention Bonus Letter Agreement, dated July 31, 2015, by and between the Company and Mark L. Baum.